                                11,000,000 Shares

                                  iVillage Inc.

                                  Common Stock

                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   June 29, 2004



Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
As Representatives of the
     Several Underwriters

c/o  Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

Ladies and Gentlemen:

     iVillage Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 11,000,000 shares of the Company's Common Stock, par value $0.01 per share
(the "Firm Shares"), of which 10,428,974 shares will be sold by the Company and 571,026 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in
Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers." The Company and the certain Selling Stockholders also propose to sell at the Underwriters' option an aggregate of up to 1,650,000 additional shares of the Company's Common Stock (the "Option Shares"), of which 1,131,058 shares will be sold by the Company and 518,942 shares will be sold by the Selling Stockholders.

         As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Underwriting Agreement ("Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

                  (a) The Company represents and warrants to each of the Underwriters as follows:

                  (i) A registration statement on Form S-3 (File No. 333-114474) with respect to the Company's common stock (the "Shelf Securities") to be issued from time to time has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission and (iii) become effective under the Act. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The prospectus covering the Shelf Securities contained in the Registration Statement is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first filed pursuant to Rule 424 is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") previously filed with the Commission pursuant to Rule 424, or the Prospectus shall be deemed to refer to and include any amendment or supplement to any of the foregoing documents and any documents incorporated by reference therein, and, in the case of any reference herein to any Base Prospectus, Preliminary Prospectus or the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company required to be disclosed pursuant to Item 601 of Regulation S-K, as listed in Exhibit A hereto (collectively, the "Subsidiaries" and, individually a "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where failure to be so qualified or be in good standing would not individually or in the aggregate have a material adverse effect on the earnings, condition (financial or otherwise), business, operations, prospects, management, properties, assets, rights, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the extent shown in Exhibit A hereto, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, and the right of each person who is a party to any contract, agreement or understanding so described to include such securities pursuant to the Registration Statement has been effectively satisfied or waived.

                  (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date therein indicated and the Company's authorized capitalization as set forth in the Prospectus has not changed since the date therein indicated. The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, and under the caption "Underwriting" (with the exception of the first sentence of the fourth paragraph and the ninth, tenth, eleventh and twelfth paragraphs of such section), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries and descriptions of such terms and provisions in all material respects.

                  (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement does not contain, and will not contain, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company (i) by the Selling Stockholders for use under the caption "Selling Stockholders" in the Prospectus or (ii) by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                  (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, including under the caption "Summary Recent Results" in the Prospectus, presents fairly the information shown therein and such data has been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the Company.

                  (vii) PricewaterhouseCoopers LLP, who have audited certain of the consolidated financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. Except as described in the Registration Statement and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, PricewaterhouseCoopers LLP has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of the Company.

                  (viii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (ix) Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (x) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which they have been required to file and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

                  (xi) Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited consolidated financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, which is material to the Company and its Subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any of its Subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                  (xii) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters in accordance with this Agreement.

                  (xiii) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such default would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xiv) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

                  (xv) The Company and each of its Subsidiaries hold all material licenses, certificates and permits from governmental authorities, which are necessary to the conduct of their business. Other than as set forth in the Prospectus, the Company and its Subsidiaries have sufficient interests in all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for their business as described in the Prospectus and, to the Company's knowledge, necessary in connection with the products and services under development by it, without, to the Company's knowledge, any conflict with or infringement of the interests of others, except for such conflicts or infringements which, individually or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect, and have taken all reasonable steps necessary to secure interests in such Intellectual Property from their contractors; except as set forth in the Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Prospectus, and, except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual or fiduciary obligation binding on the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its directors, officers or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, oral communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect; and the Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

                  (xvi) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                  (xvii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Properties, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  (xviii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, general liability insurance, business interruption insurance and insurance covering personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

                  (xx) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") covering all tax law changes with respect to which the applicable remedial amendment period under Section 401(b) of the Code has not expired or has applied to the IRS for such favorable determination letter, and neither the Company nor any Subsidiary is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter.

                  (xxi) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

                  (xxii) The Shares have been admitted for quotation on The Nasdaq Stock Market's National Market.

                  (xxiii) The Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxiv) The costs or liabilities, if any, associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) will not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxv) No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

                  (xxvi) Except as described in the Prospectus, there are no material off balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

                  (xxvii) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described. Since the effectiveness of section 402 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Company has not, directly or indirectly, including through any Subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers, other than as expressly permitted by
Section 402 of the Sarbanes-Oxley Act.

                  (xxviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures
(i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness by the Company's principal executive officer and principal financial officer as of the end of the period covered by the Company's most recent annual or quarterly report filed with the Commission and the Company has presented in such report the conclusion of the Company's principal executive officer and its principal financial officer about the effectiveness of such disclosure controls and procedures as of the end of such period; and (iii) are effective in all material respects to perform the functions for which they were established; in addition, no change in the Company's internal controls over financial reporting occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                  (xxix) Based on the most recent evaluation of its disclosure controls and procedures referred to clause (ii) of paragraph 1(a)(xxviii), the Company is not aware of, and to the Company's knowledge, none of its directors is aware of, and the Company has not informed its auditors, its board of directors or its audit committee of, (i) any significant deficiency in the design or operation of the Company's internal controls over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls over financial reporting; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures referred to clause (ii) of paragraph 1(a)(xxviii), there have been no significant changes in the Company's internal controls over financial reporting or events that could significantly affect the Company's internal controls over financial reporting or events, including any corrective actions with regard to significant deficiencies and material weaknesses in such internal controls. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct at the time of their filing with the Commission.

                  (xxx) The Company's Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

                  (xxxi) The Company has duly filed on a timely basis with the Commission all reports, registration statements and other documents required to be filed by it pursuant to the Act, the Exchange Act, or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act since April 1, 2001. All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects with the requirements of the Act, the Exchange Act and the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act, as appropriate. None of such reports, registration statements or other documents, as of the date of such report, registration statement or other document, was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

                  (xxxii) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither Company nor any of its affiliates has sold or issued any Common Stock of the Company ("Common Stock"), during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than (A) shares of Common Stock issued in connection with acquisitions referenced in the Registration Statement and Prospectus, (B) shares of Common Stock issued in acquisitions disclosed in the documents incorporated by reference into the Registration Statement and Prospectus and (C) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

                  (xxxiii) Neither the Company, any subsidiary nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution to any candidate for foreign office in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any state or local government thereof.

                  (xxxiv) The Company is in compliance with the provisions of the Sarbanes-Oxley Act that are effective and applicable to the Company. The Company is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act required to be complied with by the Company upon the effectiveness of such provisions.

                  (xxxv) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to the Company's knowledge, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, "Money Laundering Laws"); and no action suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                  (xxxvi) There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations thereunder which have not been so described or filed as so required. The contracts to which the Company or any Subsidiary is a party described in the Prospectus are in full force and effect on the date hereof. Neither the Company nor, to the Company's knowledge, any other party to any such contract is in breach of or default under any of such contracts other than such breaches or defaults which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect.

                  (b) Each of the Selling Stockholders severally represents and warrants as follows:

                  (i) Such Selling Stockholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), as the case may be, will have good and marketable title to the Firm Shares and the Option Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares pursuant to this Agreement; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                  (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, the Irrevocable Instruction and Agreement (together with all exhibits thereto) and the Custody Agreement referred to below and to perform such Selling Stockholder's obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or applicable state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or any regulatory body or administrative agency or other governmental body having jurisdiction over such Selling Stockholder.

                  (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause, or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Common Stock, and other than as permitted by the Act or the Rules and Regulations, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                  (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares and the Option Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the Prospectus. The information pertaining to such Selling Stockholder under the caption "Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

         2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $5.67 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

                  (b) Certificates in negotiable form, or irrevocable transfer instructions with respect to Shares issuable on exercise of options, in either or both cases, for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with Continental Stock Transfer & Trust Company as custodian (the "Custodian") pursuant to the Custody Agreement executed by each Selling Stockholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation, including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Options Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

                  (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefore to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

                  (d) In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Stockholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorneys-in-Fact (as defined in the Irrevocable Power of Attorney of Selling Stockholder executed and delivered to the Company by each Selling Stockholder), and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Stockholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, as adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives, but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, as adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorneys-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and to the order of "Continental Stock Transfer & Trust Company, as Custodian" for the Option Shares to be sold by the Selling Stockholders against delivery of certificates therefore through the facilities of The Depository Trust Company, New York, New York.

                  (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Stockholder fails to sell the Firm Shares, which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto or Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in Schedule III hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares or the Option Shares which such Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

         3. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be offered to the public at the offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

                  (a) The Company covenants and agrees with the several Underwriters that:

                  (i) The Company will (A) prepare a final Prospectus Supplement that complies with the Act and Rules and Regulations thereunder and that reflects the terms of the offering of the Shares and such other information as the Underwriters and the Company deem appropriate and will file the final Prospectus Supplement with the Commission pursuant to and in accordance with subparagraph (2) (or if applicable and if consented to by each of the Representatives, subparagraph (5)) of Rule 424(b) no later than the second business day following the execution and delivery of this Agreement, (B) not file any amendment to the Registration Statement or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company will advise the Representatives promptly (A) of any proposal to amend or supplement the Registration Statement or the Prospectus prior to the termination of the offering of the Shares and will not effect any such amendment or supplementation without the consent each of the Representatives, which consent shall not be unreasonably withheld or delayed;
(B) of the effectiveness of any post-effective amendment of the Registration Statement prior to the termination of the offering of the Shares, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements included in the Registration Statement and the Prospectus.

                  (viii) No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. ("DBSI") and J.P. Morgan Securities Inc. ("JPMS"); provided, however, that the foregoing restrictions shall not apply to (a) the Shares, (b) shares of Common Stock issued by the Company upon exercise of any warrants outstanding as of the date of this Agreement, (c) offers, sales or issuances of Common Stock to directors, officers, employees and consultants pursuant to any equity compensation plan approved by the Board of Directors of the Company or any committee or designee thereof, and (d) offers, sales or issuances of Common Stock by the Company as partial or complete consideration for any strategic transaction, including any merger, acquisition, asset or stock purchase or joint venture, approved by the Board of Directors of the Company.

                  (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq National Market.

                  (x) The Company has caused each Section 16 reporting officer and director, each holder of 5% or more of Common Stock and each Selling Stockholder of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of at least 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of DBSI and JPMS ("Lockup Agreements").

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (xv) To the extent not publicly filed, the Company will furnish to the Underwriters for a period of two (2) years from the date of this Agreement, copies of any reports or other communications which the Company shall send to its stockholders generally and (ii) such other information publicly disclosed by the Company as the Representatives may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications or information become available or are requested by the Representatives.

                  (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

                           (i) Such Selling Stockholder will execute and deliver
a lock-up agreement in the form attached hereto as Exhibit B.

                           (ii) In order to document the Underwriters'
compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (iii) Such Selling Stockholder will not take,
directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5. COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Supplemental Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of The Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. The Selling Stockholders shall be responsible for the underwriting discounts and commissions on the Shares to be sold by the Selling Stockholders hereunder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially in the form attached hereto as Exhibit C.

                  (c) The Representatives shall have received from O'Melveny & Myers LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Exhibit D.

                  (d) The Representatives shall have received at or prior to the Closing Date from O'Melveny & Myers LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                  (e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (f) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally certifies as follows:

                           (i) The Registration Statement has become effective
under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii) The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made pursuant
to Rules 424 or 430A of the
Rules and Regulations have been made as and when required by such rules;

                           (iv) He has examined the Registration Statement and
the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been a Material Adverse Effect, nor any change, development or event that might result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

                  (g) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (h) The Firm Shares and Option Shares, if any, shall have been approved for designation upon notice of issuance on The Nasdaq National Market.

                  (i) The Lockup Agreements described in Section 4(x) shall be in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to O'Melveny & Myers LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefore initiated or threatened.

         8. INDEMNIFICATION.

                  (a) The Company agrees:

         (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause
(iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

         (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this Section 8(a), the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Underwriters specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 8(b) exceed the proceeds (less underwriting discounts) received by such Selling Stockholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

                  (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds (less underwriting discounts) received by such Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention:
Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company or the Selling Stockholders, to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, Attention: Richard V. Smith.

         11. TERMINATION.

                  This Agreement may be terminated by you by notice to the Company and the Selling Stockholders:

                  (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by The Nasdaq National Market, the Commission, or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b) as provided in Sections 6 and 9 of this Agreement.

         12. SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the first sentence of the fourth paragraph and the ninth, tenth, eleventh and twelfth paragraphs under the caption "Underwriting" in the Prospectus.

         14. MISCELLANEOUS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof.

                  If the foregoing Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                  Very truly yours,

                                  IVILLAGE INC., a Delaware corporation

                                  By /s/ Douglas W. McCormick
                                     ----------------------------------
                                  Title: Chief Executive Officer


                                  DOUGLAS W. MCCORMICK, as
                                  Attorney-in-Fact for Selling
                                  Stockholders

                                  By /s/ Douglas W. McCormick
                                     ----------------------------------
                                     Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By: /s/ Sun Jen Yung
    ------------------------------
        Name:  Sun Jen Yung
        Title: Director



By: /s/ Charles J. Carey
    ------------------------------
        Name:  Charles J. Carey
        Title: Managing Director



By: J.P. Morgan Securities Inc.

By: /s/ Zander Lurie
    ------------------------------
        Name:  Zander Lurie
        Title: Vice President

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS

                                                           Number of Firm Shares
Underwriter                                                  to be Purchased
-----------                                                ---------------------

Deutsche Bank Securities Inc.                                    4,125,000
J.P. Morgan Securities Inc.                                      4,125,000
Jefferies & Company, Inc.                                        1,650,000
Merriman Curhan Ford & Co.                                         550,000
Avondale Partners LLC                                              550,000
                                                           ---------------------
Total                                                           11,000,000
                                                           =====================

                                   SCHEDULE II


                        SCHEDULE OF SELLING STOCKHOLDERS


                                                           Number of Firm Shares
Selling Stockholder                                             to be Sold
-------------------                                        ---------------------

Douglas W. McCormick                                              403,800
Steven A. Elkes                                                    45,895
Jane Tollinger                                                     40,000
Richard Caccappolo                                                 30,781
Kellie Gould                                                       26,467
Peter Naylor                                                       12,000
John T. Healy                                                      12,083
                                                           ---------------------

Total                                                             571,026
                                                           =====================

                                  SCHEDULE III


                            SCHEDULE OF OPTION SHARES



                                       Maximum Number of                 Percentage of Total
Name of Seller                      Option Shares to be Sold           Number of Option Shares
--------------                      ------------------------           -----------------------
iVillage Inc.                            1,131,058                              68.5%
Douglas W. McCormick                       403,800                              24.5
Steven A. Elkes                             45,894                               2.8
Richard Caccappolo                          30,781                               1.9
Kellie Gould                                26,467                               1.6
Peter Naylor                                12,000                               0.7
                                    ------------------------           -----------------------
Total                                    1,650,000                             100.0%
                                    ========================           =======================


                                     III-1

                                    EXHIBIT A

                                  SUBSIDIARIES


                  Cooperative Beauty Ventures, LLC

                  iVillage Integrated Properties, Inc.

                  iVillage Parenting Network, Inc.

                  IVN, Inc.

                  Knowledgeweb, Inc.

                  Lamaze Publishing Company

                  PAG Holding Company, LLC

                  Promotions.com, Inc.

                  Public Affairs Group, Inc.

                  Women.com Networks, Inc.

                                    EXHIBIT B
                                    ---------

                            FORM OF LOCK-UP AGREEMENT





                                Lock-Up Agreement
                                -----------------




                                                                   May __, 2004

iVillage Inc.
500 Seventh Avenue
New York, New York  10018

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

As Representatives of the
   Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

         The undersigned understands that Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with iVillage Inc., a Delaware corporation (the "Company"), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the "Common Stock"), of the Company (the "Public Offering").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") during the period specified in the following paragraph (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

         The initial Lock-Up Period will commence on the date of the filing of the preliminary prospectus supplement relating to the Public Offering with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, and will continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the "Initial Lock-Up Period"); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then with respect to clause (1), the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, or with respect to clause (2), the Lock-Up Period will be extended until the lesser of (i) the expiration of the 18-day period beginning on the date of the announcement that the Company will release earnings results and (ii) the expiration of the 2-day period beginning on the date of the release of the earnings results, unless, in each case, the Representatives waive, in writing, such extension.

         Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, will or intestacy, (ii) to any custodian or trustee for the account of the undersigned or such undersigned's immediate family, or (iii) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. "Immediate family" as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

         The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

         In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

         The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights or other agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights or other agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         The undersigned and each party acknowledging this Lock-Up Agreement acknowledges and agrees that this Lock-Up Agreement, the Irrevocable Instruction and Agreement among the undersigned, the Company and the Underwriters and the Underwriting Agreement, together with the schedules and exhibits thereto, constitute the entire agreements and supersede all prior agreements, both written and oral, among the undersigned and the Underwriters with respect to the subject matters hereof and thereof.

         [The remainder of this page has intentionally been left blank.]

         Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to July 31, 2004, this agreement shall be of no further force or effect; provided, however, that if the Representatives determine in good faith on or before July 31, 2004 that they will abandon efforts to pursue the Public Offering, and notify the Company of such in writing, this agreement shall be of no further force or effect as of the date such written notice is delivered to the Company. By acceptance of this Agreement, the Representatives hereby agree to deliver written notice to the Company promptly upon their determination in good faith that they will abandon efforts to pursue the Public Offering.

                            Entity Name (if applic.):___________________________

                            Signature:__________________________________________

                            Print Name:_________________________________________


Number of shares owned                       Certificate numbers:
subject to warrants, options
or convertible securities:

________________________________________     ___________________________________

________________________________________     ___________________________________

________________________________________     ___________________________________

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
As Representatives of the several
Underwriters

By: Deutsche Bank Securities Inc.

By:
    --------------------------------
    Name: Sun Jen Yung
    Title: Director


By: J.P. Morgan Securities Inc.

By:
    --------------------------------
    Name: Zander Lurie
    Title: Vice President

                                    EXHIBIT C

                                 FORM OF OPINION
                      OF ORRICK, HERRINGTON & SUTCLIFFE LLP

Opinions

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease its properties and conduct its business, in each case, as described in the Registration Statement and the Prospectus.

(b) With the exception of Cooperative Beauty and PAG Holding Company, LLC ("PAG Holding"), each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own or lease its properties and conduct its business, in each case, as described in the Registration Statement and the Prospectus. Cooperative Beauty is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has the limited liability company power and authority to own or lease its properties and conduct its business, in each case, as described in the Registration Statement and the Prospectus. PAG Holding is a limited liability company duly formed and validly existing under the laws of the State of Maryland, and has the limited liability company power and authority to own or lease its properties and conduct its business, in each case, as described in the Registration Statement and the Prospectus. The outstanding shares of capital stock of each of the Subsidiaries other than Cooperative Beauty and PAG Holding have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding limited liability company interests of Cooperative Beauty and PAG Holding have been duly authorized and validly issued. The outstanding shares of capital stock of each of the Subsidiaries other than Cooperative Beauty, PAG Holding and Public Affairs Group Inc. are owned of record by the Company or a Subsidiary, and the outstanding limited liability company interests of Cooperative Beauty are owned of record by the Company. The outstanding shares of capital stock of Public Affairs Group Inc. are owned of record by PAG Holding. The Company owns ninety-nine percent (99%) of the outstanding membership interests of PAG Holding and Edith A. Fraser owns one percent (1%) of the outstanding membership interests of PAG Holding. To our knowledge, the outstanding shares of capital stock of each of the Subsidiaries, other than Cooperative Beauty and PAG Holding, and the outstanding limited liability company interests of Cooperative Beauty and PAG Holding are so owned free and clear of all liens, encumbrances and claims, and, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests of the Subsidiaries are outstanding.

(c) The Company has the authorized capital as set forth under the caption "Capitalization" in the Prospectus. The Company Shares and the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable. The certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form. No statutory or, to our knowledge, contractual preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

(d) To our knowledge, except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. To our knowledge, except as described in or contemplated by the Prospectus, there are no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Company are outstanding. To our knowledge, except as described in or contemplated by the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

(e) Based solely on verbal advice from the staff of the Commission, the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

(f) The Registration Statement and the Prospectus comply as to form as of the date hereof, and the documents incorporated by reference therein complied as to form as of the respective dates upon which they were filed with the Commission, in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as applicable and the applicable rules and regulations thereunder (except that we express no opinion as to the consolidated financial statements and related schedules and other financial and statistical data included or incorporated by reference therein).

(g) The statements under the captions "Description of Capital Stock" and "ERISA Considerations" in the Prospectus, and under the captions "Item 10. Directors and Executive Officers of the Registrant. Hearst Board Representation" and "Item
13. Certain Relationships and Related Transactions" in the 10-K, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects such documents and matters.

(h) To our knowledge, there are no contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized to the extent required to be summarized in all material respects.

(i) To our knowledge, there are no material pending legal proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties are subject that are required to be disclosed in the Prospectus that are not so disclosed.

(j) The execution and delivery of the Underwriting Agreement by the Company do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, (i) violate the Certificate or Bylaws, (ii) violate, breach or result in a default under any existing obligation of or restriction on the Company under any Material Contract, (iii) breach or otherwise violate any existing obligation of, or restriction on, the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company and identified in a certificate delivered to us by certain officers of the Company in connection with this opinion, or (iv) violate the Delaware General Corporation Law or any New York or federal statute, rule or regulation that in our experience is normally applicable to the Company or to the transactions of the type contemplated by the Underwriting Agreement.

(k) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(l) No authorization, consent, approval of or qualification with any governmental authority is required for the execution and delivery of the Underwriting Agreement by the Company and for the performance by the Company of its obligations thereunder (other than as may be required by the National Association of Securities Dealers, Inc. or as required by state securities and Blue Sky laws as to which we express no opinion), except such as have been obtained or made under the Securities Act in connection with the purchase and distribution of the Shares by the Underwriter.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company has delivered all notices to The Nasdaq Stock Market, Inc. required to be delivered by it prior to the date hereof in connection with the issuance and sale of the Shares.

(o) The Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders.

(p) The Custody Agreement, Power of Attorney, Option Agreement (if applicable) and Lock-Up Agreement executed and delivered by each Selling Stockholder are valid and binding obligations of such Selling Stockholder.

(q) No consent, approval, authorization or order of, nor any filing with, any court or governmental agency or body is required for the consummation by any of the Selling Stockholders of the transactions contemplated in the Underwriting Agreement or their respective Custody Agreement, Power of Attorney, Option Agreement (if applicable) or Lock-Up Agreement, except such as have been obtained or made under the Securities Act and such as may be required under the state securities and Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters (as to which we express no opinion).

(r) If an Underwriter (i) acquires possession in the State of New York of certificates representing any Selling Stockholder Shares, indorsed to such Underwriter or in blank by an effective indorsement, (ii) gives value, and (iii) does not have notice of any adverse claim to such Selling Stockholder Shares, then such Underwriter will acquire its interest in such Selling Stockholder Shares free of any adverse claim.

Registration Statement and Prospectus

In addition, we have (i) participated in conferences with your representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus, (ii) examined copies of the exhibits filed with the Registration Statement, copies of all documents incorporated by reference in the Registration Statement or Prospectus as of the date of this opinion and the other items listed under "Materials Examined" above, and (iii) considered the matters required to be stated in the Registration Statement and the Prospectus and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except to the extent otherwise stated in paragraph (g) above and other than the procedures described above). Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that the Registration Statement, as of its effective date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was first filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements and schedules and other financial and statistical data contained in the Registration Statement or the Prospectus).

                                    EXHIBIT D

                                 FORM OF OPINION
                            OF O'MELVENY & MYERS LLP

         1. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Underwriting Agreement and the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar of the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

         2. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they insofar as they summarize provisions of the restated certificate of incorporation and amended and restated bylaws of the Company, fairly present the information required by Form S-3.

         3. The Registration Statement has been declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

         4. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

         5. The Underwriting Agreement has been duly executed and delivered by the Selling Stockholders.

We have participated in conferences in connection with the preparation of the Registration Statement and the Prospectus. We have also reviewed the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus and the Incorporated Documents, but have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents. The limitations inherent in such participation and review, and in the knowledge available to us, are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph 2 above). However, on the basis of such participation and review, and relying as to our determination of materiality to an extent upon opinions of officers and other representatives of the Company, we do not believe that the Registration Statement and the documents incorporated therein on the effective date of the Registration Statement, considered as a whole as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and we do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the Securities Exchange Act of 1934, as amended, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference in the Registration Statement as of its effective date read together with the Registration Statement and considered as a whole or is an Incorporated Document read together with the Prospectus and considered as a whole, nor do we express any opinion or belief as to the financial statements, schedules and notes and other financial or statistical information included or derived therefrom contained or incorporated by reference in the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus or the Incorporated Documents.